UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by WellCare Health Plans, Inc. (the “Company”), as a result of the delay in the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”), the Company is subject to the New York Stock Exchange’s (the “NYSE” or the “Exchange”) late filing procedures as they pertain to annual reports, as set forth in Section 802.01E of the NYSE Listed Company Manual.  On September 12, 2008, the Company was notified by the NYSE that the NYSE had granted the Company an extension for continued listing and trading on the Exchange, notwithstanding that the Company has not yet filed the 2007 Form 10-K.  The extension granted by the NYSE provides the Company until March 17, 2009 to complete and file the 2007 Form 10-K with the U.S. Securities and Exchange Commission.

The NYSE stated in its notice that, in the event that the Company does not file the 2007 Form 10-K, the NYSE will move forward with the initiation of suspension and delisting procedures.  In addition, in accordance with the NYSE Listed Company Manual, the extension is subject to reassessment by the NYSE on an ongoing basis.  Furthermore, in granting the extension, the NYSE noted that it would closely monitor the Company’s progress in connection with filing the 2007 Form 10-K and that failure to make progress could result in suspension of the Company’s listing privileges prior to March 17, 2009.

Although the Company is working diligently to complete the 2007 Form 10-K, no assurance can be given that the 2007 Form 10-K will be filed by March 17, 2009.

Item 9.01                      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

Not applicable.

(b)   Pro Forma Financial Information.

Not applicable.

 (c)   Shelf Company Transaction.

Not applicable.

(d)   Exhibits.

99.1	Press release announcing filing extension granted by NYSE, dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release announcing filing extension granted by NYSE, dated September 18, 2008